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                                                                    EXHIBIT 21.1


                                COHO ENERGY, INC.
                              LIST OF SUBSIDIARIES


CURRENT SUBSIDIARIES

Coho Resources, Inc., Nevada (100% subsidiary of Coho Energy, Inc.)
Coho Oil & Gas, Inc., Delaware (100% subsidiary of Coho Resources, Inc.)
Coho Resources Limited, Alberta, Canada (100% subsidiary of Coho Energy, Inc.) Coho International Limited, Bahamas (100% subsidiary of Coho Resources Limited) Coho Anaguid, Inc., Delaware (100% subsidiary of Coho Resources, Inc.)

SUBSIDIARIES MERGED OR DISSOLVED

Coho Marketing & Transportation, Inc., Nevada (100% subsidiary of Coho Resources, Inc.)*
Interstate Natural Gas Company, Delaware (100% subsidiary of Coho Resources, Inc.)*
Coho Exploration, Inc., Delaware (100% subsidiary of Interstate Natural
Gas Company)*
Coho Louisiana Production Company, Delaware (100% subsidiary of Interstate Natural Gas Company)*
Profile Petroleum Ltd., Alberta, Canada (100% subsidiary of Coho Resources Limited) **
Grayon Development Limited, Alberta, Canada (100% subsidiary of Coho Resources Limited) **
Coho Shell Company, Delaware (100% subsidiary of Coho Energy, Inc.)***

* These subsidiaries were merged into Coho Resources, Inc. effective December 31, 2000.
**   These subsidiaries were dissolved effective August, 2001.
***  This subsidiary was merged into Coho Energy, Inc. effective
     January 31, 2001.